Exhibit 99.1

CONTACTS:
CORPORATE COMMUNICATIONS	INVESTOR RELATIONS
Sherrie Gutierrez	Laura Guerrant-Oiye
Aviza Technology, Inc.	Guerrant Associates
Corporate Marketing Manager	Principal
Phone: +1 (831) 439-6382	Phone: +1 (808) 882-1467
Fax: +1 (831) 439-6223	Fax: +1 (808) 882-1267
sherrie.gutierrez@aviza.com	lguerrant@guerrantir.com

FOR IMMEDIATE RELEASE

AVIZA TECHNOLOGY ANNOUNCES FISCAL YEAR 2008

THIRD QUARTER FINANCIAL RESULTS

SCOTTS VALLEY, Calif., August 6, 2008—Aviza Technology, Inc. (NASDAQ: AVZA), a supplier of advanced semiconductor capital equipment and process technologies for the global semiconductor industry and related markets, today reported results for the third quarter of fiscal year 2008, which ended on June 27, 2008.

FISCAL YEAR 2008 THIRD QUARTER FINANCIAL HIGHLIGHTS

•                  Shipments for the quarter were $34.9 million.

•                  Net sales of $33.5 million were within the range of the Company’s guidance of $32 million - $37 million for the quarter.

•                  Gross margin improved to 32.9 percent from the second quarter.

•                  Net loss for the quarter was $5.6 million, or ($0.26) per share.  Adjusted net loss was $3.6 million, or ($0.16) per share.

“We are pleased with the direction Aviza has taken following our Company’s recent restructuring,” said Jerry Cutini, Aviza’s president and chief executive officer.  “Our improved business activity reflects our shift to focus on growth market segments with our single-wafer products, which we believe will provide a better long-term financial profile for the Company.  Over 90% of our system bookings for the June quarter were for single-wafer products, which demonstrates the success of our strategy.”  Cutini concluded, “We feel confident that the new direction Aviza has taken has put the Company on a path toward improved financial performance.”

FORECAST — FISCAL 2008 FOURTH QUARTER ENDING SEPTEMBER 26, 2008

Aviza’s guidance for the fourth quarter of fiscal 2008 reflects an anticipated improvement over the results for the third fiscal quarter, and is predicated on the Company’s continued focus on a shift in its product mix.  Aviza expects that fourth quarter net sales will be in the range of $35 million to $40 million, with an adjusted net loss in the range of approximately $3.0 million to adjusted net income of $100,000.

-continued-

AVIZA ANNOUNCES FY 2008 THIRD QUARTER FINANCIAL RESULTS

NON-GAAP FINANCIAL MEASURES

Aviza uses non-GAAP financial measures that are not intended to be used in lieu of GAAP presentations, but are provided because we believe that they provide additional information with respect to the performance of our fundamental business activities and are also used by securities analysts, investors and other interested parties to evaluate our business on a comparable basis to other companies.  The two non-GAAP financial measures that we use are (i) Adjusted Net Income (Loss) and (ii) Adjusted Net Income (Loss) Per Share.    We believe that Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share provide investors with useful information about our operating results.  We use Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share to review and assess our operating performance.  Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share also allow us to compare our operating results with corresponding prior periods as well as with the operating results of other companies in our industry.

Adjusted Net Income (Loss) is a non-GAAP financial measure that represents GAAP Net Income (Loss) excluding the following items: stock-based compensation, amortization expense, depreciation expense, net interest expense, restructuring and other one-time charges, income taxes and net other (income) expense.  As we have substantial net operating loss carryforwards, we have not included the impact of additional income tax provisions in this calculation.  Adjusted Net Income (Loss) Per Share is a non-GAAP financial measure that represents Adjusted Net Income (as defined above) divided by weighted average number of shares outstanding for the period.  A reconciliation of our Adjusted Net Income (Loss) to GAAP Net Income (Loss), the most directly comparable GAAP measure, is provided in the attached table.

Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share have limitations as analytical tools, and you should not consider them in isolation or as a substitute for net income (loss), earnings per share and other consolidated income statement data prepared in accordance with GAAP.  We compensate for these limitations by relying primarily on our GAAP results and using Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share as supplemental information.

Unless otherwise specified, all references in this press release to financial information are prepared in accordance with accounting principals generally accepted in the United States.

CONFERENCE CALL INFORMATION

Aviza has scheduled a conference call today to discuss the Company’s financial results for the fiscal 2008 third quarter.  The call will be hosted by Jerry Cutini, president and chief executive officer, and Patrick O’Connor, executive vice president and chief financial officer.

Investors will have the opportunity to listen to the conference call over the Internet.  To listen to the live web cast today at 4:30 p.m. EDT / 1:30 p.m. PDT, log on to the Aviza website at www.aviza.com.  To access the live conference call today at 4:30 p.m. EDT / 1:30 p.m. PDT, dial 303-262-2190 or 800-257-6566.

A digital replay will be available on Aviza’s website at www.aviza.com under “Calendar of Events” in the “Investors” section of the website two hours after the conclusion of the conference call.

A telephone replay will also be available two hours after the conclusion of the conference call from August 6 to August 8, 2008.  You may access the telephone replay by dialing 303-590-3000 or 800-405-2236 and entering the confirmation code 11117890#.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements.  These forward-looking statements are based on our management’s current expectations and beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations.  You should not rely upon these forward-looking statements as predictions of future events because we cannot assure you that the events or circumstances reflected in these statements will be achieved or will occur.  These forward-looking statements include, but are not limited to, the statements made by Jerry Cutini and all statements containing the words “believes,” “expects,” “forecast,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or other variations of these words and phrases or comparable terminology.  Many factors could cause actual results to differ materially from those projected in these forward-looking statements, including, but not limited to: variability of our revenues and financial performance; risks associated with product development and technological changes; the acceptance of our products in the marketplace by existing and potential future customers; disruption of operations or increases in expenses due to our involvement in litigation or caused by civil or political unrest or other catastrophic events; general economic conditions and conditions in the semiconductor industry in particular; the continued employment of our key personnel and risks associated with competition.  Some of these factors and other important factors are detailed in various Securities and Exchange Commission filings that we have made, particularly in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which are available from us without charge.  Please review these filings and do not place undue reliance on these forward-looking statements.  We assume no obligation to update these forward-looking statements.

ABOUT AVIZA TECHNOLOGY, INC.

Aviza Technology, Inc. designs, manufactures, sells and supports advanced semiconductor capital equipment and process technologies for the global semiconductor industry and related markets.  The company’s systems are used in a variety of segments of the semiconductor market, such as advanced silicon for memory devices, advanced 3-D packaging and power integrated circuits for communications.  Aviza’s common stock is publicly traded on the NASDAQ Global Market (NASDAQ GM: AVZA).  Aviza is headquartered in Scotts Valley, Calif., with manufacturing, R&D, sales and customer support facilities located in the United Kingdom, Germany, France, Taiwan, China, Japan, Korea, Singapore and Malaysia.  Additional information about the company can be found at http://www.aviza.com.

AVIZA TECHNOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 27,	September 28,
	2008	2007

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$11,824	$23,087
Accounts receivable, net	27,526	37,202
Inventory	45,941	45,529
Prepaid expenses and other current assets	5,128	5,317

Total current assets	90,419	111,135

Property and equipment - net	25,408	31,781

Intangible and other assets	3,280	5,164

TOTAL	$119,107	$148,080

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Bank borrowing - short term	$28,643	$15,043
Accounts payable	21,320	22,536
Warranty liability	7,593	11,222
Accrued liabilities	18,729	13,391

Total current liabilities	76,285	62,192

NOTE PAYABLE - Long term	12,295	14,490
OTHER LIABILITIES- Long term	175	—

Total liabilities	88,755	76,682

STOCKHOLDERS’ EQUITY (DEFICIT)

Common stock	121,692	118,402
Accumulated deficit and accumulated other comprehensive loss	(91,340)	(47,004)

Total stockholders’ equity (deficit)	30,352	71,398

TOTAL	$119,107	$148,080

AVIZA TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(unaudited)

	Quarter Ended			Nine Months Ended
	June 27,	March 28,	June 29,	June 27,	June 29,
	2008	2008	2007	2008	2007

NET SALES	$33,505	$30,174	$57,421	$97,693	$181,251

COST OF GOODS SOLD - on net sales	22,490	21,035	39,246	67,808	125,304
COST OF GOODS SOLD - restructuring	—	13,029	—	13,029	—

Total cost of goods sold	22,490	34,064	39,246	80,837	125,304

GROSS PROFIT (LOSS)	11,015	(3,890)	18,175	16,856	55,947

OPERATING EXPENSES:
Research and development costs	7,337	7,981	8,101	23,357	23,815
Selling, general and administrative costs	9,001	9,509	8,217	28,084	24,846
Restructuring costs and other costs	—	7,792	—	7,792	—

Total operating expenses	16,338	25,282	16,318	59,233	48,661

INCOME (LOSS) FROM OPERATIONS	(5,323)	(29,172)	1,857	(42,377)	7,286

OTHER INCOME (EXPENSE):
Interest income	22	32	146	106	283
Interest expense	(487)	(536)	(663)	(1,435)	(2,978)
Other income (expense) - net	15	14	(449)	49	(425)

Total other income (expense)	(450)	(490)	(966)	(1,280)	(3,120)

INCOME (LOSS) BEFORE INCOME TAXES	(5,773)	(29,662)	891	(43,657)	4,166

PROVISION FOR (BENEFIT FROM) INCOME TAXES	(128)	424	382	594	1,178

NET INCOME (LOSS)	$(5,645)	$(30,086)	$509	$(44,251)	$2,988

Income (Loss) per share:
Basic	$(0.26)	$(1.38)	$0.02	$(2.05)	$0.16
Diluted	$(0.26)	$(1.38)	$0.02	$(2.05)	$0.16

Weighted average common shares:
Basic	21,856,473	21,856,473	20,763,221	21,590,985	18,150,976
Diluted	21,856,473	21,856,473	21,607,161	21,590,985	18,964,575

AVIZA TECHNOLOGY, INC.

RECONCILIATION TO ADJUSTED NET INCOME (LOSS) AND ADJUSTED NET INCOME (LOSS) PER SHARE

(in thousands, except share and per share amounts)

(unaudited)

	Quarter Ended
	June 27,	March 28,	June 29,
	2008	2008	2007

NET INCOME (LOSS)	$(5,645)	$(30,086)	$509

Adjustments to reconcile net income (loss) to adjusted net income (loss)
Stock-based compensation	$456	$467	$616
Amortization expense (1)	76	145	119
Depreciation expense	1,226	1,389	1,021
Interest expense, net	465	504	517
Other (income) expense, net	(15)	(14)	449
Restructuring and other costs	—	20,821	—
Income taxes	(128)	424	382

ADJUSTED NET INCOME (LOSS)	$(3,565)	$(6,350)	$3,613

Adjusted Income (loss) per share:
Basic	$(0.16)	$(0.29)	$0.17
Diluted	$(0.16)	$(0.29)	$0.17

Weighted average common shares:
Basic	21,856,473	21,856,473	20,763,221
Diluted	21,856,473	21,856,473	21,607,161

(1) Does not include the amortization of debt issuance costs of $33,000, $33,000, and $59,000 during the three months ended June 27, 2008, March 28, 2008 and June 29, 2007 respectively, which are included in interest expense, net.